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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Amendment No. 7 to the registration statement on Form S-1 ("Registration Statement") of our reports relating to the consolidated financial statements and financial statement schedules of Safety Insurance Group, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Historical Financial Data" and "Selected Historical Financial Data" in such Registration Statement. Our report dated May 31, 2002, except as to Note 2 which
is as of       , 2002 on the consolidated financial statements of Safety
Insurance Group, Inc. (Successor) as of December 31, 2001 and for the period October 16, 2001 through December 31, 2001 indicates that we will be in a position to render this report when the stock split transaction referred to in
Note 2 to the consolidated financial statements has been consummated.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
November 7, 2002